FOR IMMEDIATE RELEASE

SEACOR HOLDINGS ANNOUNCES RESULTS FOR THE
FIRST QUARTER ENDED MARCH 31, 2020

Fort Lauderdale, FL, April 28, 2020. SEACOR Holdings Inc. (NYSE:CKH) (the “Company”) today announced its results for the first quarter ended March 31, 2020:
•Net income attributable to stockholders for the quarter ended March 31, 2020 was $1.5 million ($0.07 per diluted share) compared with $7.7 million ($0.41 per diluted share) for the quarter ended March 31, 2019. The current quarter included a $12.7 million ($0.64 per diluted share) income tax benefit as a result of the passage of the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") and included net foreign currency losses of $3.6 million ($0.18 per diluted share) primarily due to the depreciation of the Colombian peso relative to the U.S. dollar.
•Operating loss for the quarter ended March 31, 2020 was $0.1 million compared with operating income of $19.0 million for the quarter ended March 31, 2019.
•“Cash Earnings” for the quarter ended March 31, 2020 were $17.1 million compared with $26.7 million for the quarter ended March 31, 2019.
The Company uses the non-GAAP financial measures "Cash Earnings" and OIBDA in this release; a reconciliation to their closest U.S. GAAP measure is included in "Use of non-GAAP Financial Measures" in this release.
Charles Fabrikant, Executive Chairman, commented on the quarter's results and impact of COVID-19 as follows:
"Our first and most important operational priority is, at all times and in all circumstances, the safety and well-being of our more than 2,000 employees. We are taking enhanced precautions in response to the unprecedented challenges of COVID-19. We look to local, state and federal directives and follow best practices.
All SEACOR operations have been deemed essential. Our ships, tugs and warehouses, continue to fulfill their mission transporting and distributing essential goods. I want to express deep-felt appreciation to SEACOR’s dedicated workforce for providing these necessary services to support our customers and the common effort.
The COVID-19 pandemic had a limited impact on our first quarter financial performance. Our diversified services dampened, and, hopefully, will continue to mitigate for us the severe economic fallout of COVID-19 on the economy. SEA-Vista, our Jones Act tanker business, benefits from charters that extend through the first quarter of 2021 and beyond. SCF’s barges continue to move grain on the inland waterways and its terminals transfer agricultural and industrial essentials. Our Granite City, Illinois based oil storage facility is fully utilized for the first time in many months. Our harbor tugs continue docking ships with inbound goods and exports.
Two of our service lines, SEACOR Island Lines, our liner and logistics support for the Bahamas and Caribbean, and Waterman Steamship, our Government Services group, have in the recent weeks experienced weaker demand. The Bahamas, like the U.S. has a “shelter in place” order in effect and in April the U.S. military instituted a moratorium on movements of cargo handled by vessels such as ours.
I am quite pleased with our first quarter results. The primary cause for the large swing in cash earnings relates to performing periodic, heavy maintenance for some of our vessels and a falloff in revenues related to Witt-O’Brien’s engagement in the U.S. Virgin Islands. Witt has been able to leverage its expertise in government consulting to assist hospitals, helping them to expedite access to FEMA funding. It also expanded its services with its recent acquisition of Navigate which advises clients on crisis communications and public relations.
As a result of the passage of the CARES Act, we can carryback net operating tax losses from 2019 to recoup $32 million of cash. This will boost SEACOR’s already strong levels of liquidity."
The "Operating Discussion" below is a comparison of results for the quarter ended March 31, 2020 with the prior year quarter ended March 31, 2019.
Operating Discussion
Ocean Transportation & Logistics Services - Operating income and OIBDA were $7.5 million and $17.8 million, in the current year quarter compared with $18.8 million and $20.1 million, respectively. Operating results were impacted by a $6.7 million increase in dry-docking costs, which included the installation of a ballast water treatment system for one U.S.-flag petroleum and chemical carrier, and major overhauls for five harbor tugs. The related off-hire time for dry-docking the U.S.-flag petroleum and chemical carrier accounted for a $2.5 million decrease in operating income. Projected dry-docking costs for the remainder of 2020 are $5.5 million.
Two U.S.-flag petroleum and chemical carriers embarked on extensions of prior charters that last year had been at more favorable rates. In addition, operating results were impacted by a change in contract status for one U.S.-flag petroleum and chemical carrier, which commenced a multiyear bareboat charter following the conclusion of a multiyear time charter.
Our port and infrastructure services business and SEACOR Island Lines both experienced revenue growth year over year and made an increased contribution to operating income. Waterman Logistics had continued success this quarter winning bids to move specialized cargo for the U.S. government. The Jones Act dry bulk carrier fleet benefited from steady cargo volumes and a full quarter of operations with no dry-dockings. In the aggregate, these service lines had a positive incremental contribution of $4.8 million compared with the prior year quarter.
Inland Transportation & Logistics Services - Operating income and OIBDA were $1.0 million and $7.2 million in the current year quarter compared with $2.7 million and $8.4 million, respectively. The 4% year over year decline in U.S. grain exports through the Gulf of Mexico reduced demand for barge freight and activity levels at the Company's terminals on the Mississippi and Illinois Rivers. The primary culprits were the China trade war, U.S. government farm subsidy programs which were a disincentive to exports, and competition from South America as a result of a stronger U.S. dollar.
Witt O’Brien’s - Operating loss and negative OIBDA were $(1.1) million and $(0.9) million, respectively, in the current year quarter compared with operating income and OIBDA of $4.6 million and $4.8 million, respectively. Operating revenues and operating income in the U.S. Virgin Islands were $8.4 million and $5.2 million lower, respectively, than the prior year quarter when certain key task orders related to immediate requirements of responding to hurricanes were still being completed. The current year quarter's results were also negatively impacted by an accrual of $1.4 million for a retroactive charge due to a change in the application of the gross receipts tax in the U.S. Virgin Islands.
Capital Commitments - The Company’s capital commitments as of March 31, 2020 were $61.0 million and included four U.S.-flag harbor tugs, the Company's interest in two foreign-flag rail ferries, six inland river dry-cargo barges, two inland river towboats, other equipment and vessel and terminal improvements. Subsequent to March 31, 2020, the Company committed to purchase other property and equipment for $1.1 million.
Income Taxes - The current quarter included a $12.7 million ($0.64 per diluted share) income tax benefit as a result of the passage of the CARES Act into law, which allows net operating losses generated in 2018 through 2020 to be carried back up to five years. As a result, the Company expects a tax refund of approximately $32 million once the refund requests are processed.
Liquidity and Debt - During the current year quarter, the Company repurchased $15.6 million in principal amount of its 3.0% Convertible Senior Notes for $15.4 million.
As of March 31, 2020, the Company’s balances of cash, cash equivalents, restricted cash, restricted cash equivalents, and marketable securities totaled $85.2 million. As of March 31, 2020, total outstanding debt was $298.8 million, and the Company had $225.0 million of borrowing capacity under its credit facilities.
Equity - As of March 31, 2020, the total shares outstanding were 20,333,024.
* * * * *

SEACOR Holdings Inc. (“SEACOR”) is a diversified holding company with interests in domestic and international transportation and logistics and risk management consultancy. SEACOR is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.
Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including risks relating to the COVID-19 pandemic, volatility the pandemic has caused in the capital markets and the effects it has had and could continue to have on the global economy, risks relating to weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels, increased government legislation and regulation of the Company’s businesses that could increase the cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the provision of emergency response services, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Ocean Transportation & Logistics Services, decreased demand for Ocean Transportation & Logistics Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions, the dependence of Ocean Transportation & Logistics Services and Inland Transportation & Logistics Services on several key customers, consolidation of the Company’s customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of the Company’s Common Stock, operational risks of Ocean Transportation & Logistics Services and Inland Transportation & Logistics Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors on Inland Transportation & Logistics Services’ operations, the ability to realize anticipated benefits from acquisitions and other strategic transactions, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company, changes in U.S. and international trade policies and various other matters and factors, many of which are beyond the Company’s control as well as those discussed in Item 1A. (Risk Factors) of the Company’s Annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (“SEC”). It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Given these factors, investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.
For additional information, contact SEACOR at (954) 523-2200, e-mail SEACOR at communications@seacorholdings.com or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share data, unaudited)

	Three Months Ended
	March 31,
	2020	2019
Operating Revenues	$192,296	$209,524
Costs and Expenses:
Operating	146,028	147,111
Administrative and general	29,021	26,746
Depreciation and amortization	17,729	17,136
	192,778	190,993
Gains on Asset Dispositions, Net	384	437
Operating Income (Loss)	(98)	18,968
Other Income (Expense):
Interest income	1,601	1,900
Interest expense	(4,470)	(5,113)
Debt extinguishment losses, net	(319)	(793)
Marketable security gains (losses), net	(104)	3,068
Foreign currency gains (losses), net	(4,582)	405
Other, net	92	(644)
	(7,782)	(1,177)
Income (Loss) Before Income Tax Expense (Benefit) and Equity in Losses of 50% or Less Owned Companies	(7,880)	17,791
Income Tax Expense (Benefit)	(14,142)	2,205
Income Before Equity in Losses of 50% or Less Owned Companies	6,262	15,586
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(4,793)	(2,518)
Net Income	1,469	13,068
Net Income Attributable to Noncontrolling Interests in Subsidiaries	2	5,335
Net Income Attributable to SEACOR Holdings Inc.	$1,467	$7,733

Basic Earnings Per Common Share of SEACOR Holdings Inc.	$0.07	$0.42

Diluted Earnings Per Common Share of SEACOR Holdings Inc.	$0.07	$0.41

Weighted Average Common Shares Outstanding:
Basic	19,950,444	18,232,562
Diluted	19,994,025	19,571,339

OIBDA(1)	$17,631	$36,104
OIBDA Attributable to SEACOR Holdings Inc.(1)	$17,631	$26,996
______________________
1.Non-GAAP Financial Measure. See explanation of use of non-GAAP financial measures included elsewhere in this release.

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except per share data, unaudited)

	Three Months Ended
	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019
Operating Revenues	$192,296	$192,761	$200,658	$197,023	$209,524
Costs and Expenses:
Operating	146,028	146,265	147,386	142,871	147,111
Administrative and general	29,021	27,134	24,923	26,714	26,746
Depreciation and amortization	17,729	17,451	16,975	17,009	17,136
	192,778	190,850	189,284	186,594	190,993
Gains on Asset Dispositions, Net	384	651	1,145	677	437
Operating Income (Loss)	(98)	2,562	12,519	11,106	18,968
Other Income (Expense):
Interest income	1,601	1,488	2,198	1,885	1,900
Interest expense	(4,470)	(4,401)	(4,816)	(4,903)	(5,113)
Debt extinguishment losses, net	(319)	(171)	(777)	(503)	(793)
Marketable security gains (losses), net	(104)	1,898	144	13,284	3,068
Foreign currency gains (losses), net	(4,582)	1,351	(1,877)	(191)	405
Other, net	92	(20)	505	25	(644)
	(7,782)	145	(4,623)	9,597	(1,177)
Income (Loss) Before Income Tax Expense (Benefit) and Equity in Losses of 50% or Less Owned Companies	(7,880)	2,707	7,896	20,703	17,791
Income Tax Expense (Benefit)	(14,142)	2,817	1,417	3,390	2,205
Income (Loss) Before Equity in Losses of 50% or Less Owned Companies	6,262	(110)	6,479	17,313	15,586
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(4,793)	(1,802)	(618)	(312)	(2,518)
Net Income (Loss)	1,469	(1,912)	5,861	17,001	13,068
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	2	5	(544)	2,448	5,335
Net Income (Loss) attributable to SEACOR Holdings Inc.	$1,467	$(1,917)	$6,405	$14,553	$7,733

Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.	$0.07	$(0.10)	$0.33	$0.80	$0.42

Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.	$0.07	$(0.10)	$0.32	$0.76	$0.41

Weighted Average Common Shares Outstanding:
Basic	19,950	19,933	19,322	18,289	18,233
Diluted	19,994	19,933	20,739	19,634	19,571
Common Shares Outstanding at Period End	20,333	20,176	20,179	18,550	18,528

OIBDA(1)	$17,631	$20,013	$29,494	$28,115	$36,104
OIBDA attributable to SEACOR Holdings Inc.(1)	$17,631	$20,013	$28,813	$21,905	$26,996
______________________
2.Non-GAAP Financial Measure. See explanation of use of non-GAAP financial measures included elsewhere in this release.

SEACOR HOLDINGS INC.
SEGMENT INFORMATION
(in thousands, unaudited)

	Three Months Ended
	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019
Ocean Transportation & Logistics Services
Operating Revenues	$106,115	$101,674	$102,661	$109,681	$109,272
Costs and Expenses:
Operating	77,604	72,759	66,888	71,230	69,932
Administrative and general	10,744	11,190	9,404	9,423	10,198
Depreciation and amortization	10,282	10,228	10,191	10,230	10,337
	98,630	94,177	86,483	90,883	90,467
Gains on Asset Dispositions	9	121	804	349	17
Operating Income	7,494	7,618	16,982	19,147	18,822
Other Income (Expense):
Foreign currency gains (losses), net	(78)	52	(104)	1	(47)
Other, net	22	6	505	28	(651)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(1,357)	(1,238)	(242)	700	111
Segment Profit(1)	$6,081	$6,438	$17,141	$19,876	$18,235

OIBDA(2)	$17,776	$17,846	$27,173	$29,377	$29,159
OIBDA(2) attributable to stockholders	$17,776	$17,846	$26,492	$23,167	$20,051
Dry-docking expenditures for U.S.-flag petroleum and chemical carriers, dry bulk carriers and PCTC’s (included in operating costs and expenses)	$7,816	$8,752	$4,310	$1,925	$1,581
Out-of-service days for dry-dockings of U.S.-flag petroleum and chemical carriers, dry bulk carriers and PCTC’s	38	76	42	30	15
Dry-docking expenditures for all other vessels	$1,704	$289	$1,783	$1,447	$1,250

Inland Transportation & Logistics Services
Operating Revenues	$61,311	$68,257	$72,020	$61,455	$65,602
Costs and Expenses:
Operating	50,919	57,912	62,775	54,486	54,245
Administrative and general	3,488	3,324	3,327	3,133	3,356
Depreciation and amortization	6,212	6,144	5,694	5,699	5,725
	60,619	67,380	71,796	63,318	63,326
Gains on Asset Dispositions, Net	315	522	330	330	420
Operating Income (Loss)	1,007	1,399	554	(1,533)	2,696
Other Income (Expense):
Foreign currency gains (losses), net	(4,478)	1,249	(1,729)	(191)	459
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(3,376)	(2,346)	(1,084)	(618)	(2,472)
Segment Profit (Loss)(1)	$(6,847)	$302	$(2,259)	$(2,342)	$683

OIBDA(2)	$7,219	$7,543	$6,248	$4,166	$8,421

SEACOR HOLDINGS INC.
SEGMENT INFORMATION (continued)
(in thousands, unaudited)

	Three Months Ended
	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019
Witt O’Brien’s
Operating Revenues	$22,506	$20,742	$24,345	$23,753	$32,943
Costs and Expenses:
Operating	15,691	14,266	16,323	15,691	21,772
Administrative and general	7,679	7,008	5,718	6,831	6,402
Depreciation and amortization	259	210	210	209	206
	23,629	21,484	22,251	22,731	28,380
Gains on Asset Dispositions	—	8	10	—	—
Operating Income (Loss)	(1,123)	(734)	2,104	1,022	4,563
Other Income (Expense):
Foreign currency gains (losses), net	12	(1)	—	—	—
Other, net	70	(457)	(1)	(2)	(3)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(8)	333	764	(128)	(67)
Segment Profit (Loss)	$(1,049)	$(859)	$2,867	$892	$4,493

OIBDA(2)	$(864)	$(524)	$2,314	$1,231	$4,769

Other
Operating Revenues	$2,399	$2,099	$1,635	$2,142	$1,805
Costs and Expenses:
Operating	1,847	1,335	1,404	1,472	1,253
Administrative and general	1,124	967	846	837	839
Depreciation and amortization	619	499	501	493	489
	3,590	2,801	2,751	2,802	2,581
Gains (Losses) on Asset Dispositions	60	—	34	(2)	—
Operating Loss	(1,131)	(702)	(1,082)	(662)	(776)
Other Income (Expense):
Other, net	—	431	—	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(52)	1,449	(56)	(266)	(90)
Segment Profit (Loss)(1)	$(1,183)	$1,178	$(1,138)	$(928)	$(866)

Corporate and Eliminations
Operating Revenues	$(35)	$(11)	$(3)	$(8)	$(98)
Costs and Expenses:
Operating	(33)	(7)	(4)	(8)	(91)
Administrative and general	5,986	4,645	5,628	6,490	5,951
Depreciation and amortization	357	370	379	378	379
	6,310	5,008	6,003	6,860	6,239
Losses on Asset Dispositions	—	—	(33)	—	—
Operating Loss	$(6,345)	$(5,019)	$(6,039)	$(6,868)	$(6,337)
Other Income (Expense):
Foreign currency gains (losses), net	$(38)	$51	$(44)	$(1)	$(7)
Other, net	—	—	1	(1)	10
______________________
3.Includes amounts attributable to both SEACOR and noncontrolling interests.
4.Non-GAAP Financial Measure. See explanation of use of non-GAAP financial measures included elsewhere in this release.

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$76,106	$77,222	$76,815	$138,757	$141,152
Restricted cash and restricted cash equivalents	1,224	1,222	1,221	1,221	2,992
Marketable securities	7,832	7,936	6,038	39,368	33,384
Receivables:
Trade, net of allowance for doubtful accounts	192,350	194,022	199,013	164,964	174,278
Other	67,938	38,881	43,449	38,297	32,635
Inventories	4,050	5,255	5,224	5,293	4,914
Prepaid expenses and other	5,387	6,971	6,130	5,640	5,809
Total current assets	354,887	331,509	337,890	393,540	395,164
Property and Equipment:
Historical cost	1,441,509	1,442,382	1,424,907	1,416,084	1,413,488
Accumulated depreciation	(639,424)	(624,024)	(607,727)	(593,168)	(577,136)
Net property and equipment	802,085	818,358	817,180	822,916	836,352
Operating Lease Right-of-Use Assets	136,180	144,539	153,464	161,518	167,325
Investments, at Equity, and Advances to 50% or Less Owned Companies	151,568	157,108	154,968	155,645	155,290
Construction Reserve Funds	—	—	3,908	3,908	3,908
Goodwill	32,586	32,701	32,668	32,714	32,720
Intangible Assets, Net	22,952	20,996	21,884	22,773	23,662
Other Assets	8,615	7,761	8,284	10,376	7,385
	$1,508,873	$1,512,972	$1,530,246	$1,603,390	$1,621,806

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$44,495	$58,854	$76,426	$78,301	$8,308
Current portion of long-term operating lease liabilities	35,258	36,011	36,422	36,171	35,540
Accounts payable and accrued expenses	43,663	57,595	54,921	35,132	50,097
Other current liabilities	75,225	57,501	67,603	64,796	67,456
Total current liabilities	198,641	209,961	235,372	214,400	161,401
Long-Term Debt	254,272	255,612	241,408	234,445	315,303
Long-Term Operating Lease Liabilities	100,789	108,295	116,866	125,182	131,862
Deferred Income Taxes	123,054	105,661	103,489	99,938	97,758
Deferred Gains and Other Liabilities	19,103	20,929	20,463	20,768	20,688
Total liabilities	695,859	700,458	717,598	694,733	727,012
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	410	408	408	392	392
Additional paid-in capital	1,662,938	1,661,002	1,659,428	1,600,838	1,598,804
Retained earnings	518,573	517,106	519,023	512,618	498,065
Shares held in treasury, at cost	(1,366,787)	(1,365,792)	(1,365,594)	(1,366,432)	(1,366,267)
Accumulated other comprehensive loss, net of tax	(2,909)	(998)	(1,400)	(995)	(903)
	812,225	811,726	811,865	746,421	730,091
Noncontrolling interests in subsidiaries	789	788	783	162,236	164,703
Total equity	813,014	812,514	812,648	908,657	894,794
	$1,508,873	$1,512,972	$1,530,246	$1,603,390	$1,621,806

Use of non-GAAP Financial Measures
The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with U.S. GAAP, including OIBDA and Cash Earnings.
The Company defines OIBDA as operating income (loss) plus depreciation and amortization. The Company includes maintenance and repair costs, including major overhauls and regulatory dry-dockings, and gains or losses (or impairments) on asset dispositions in OIBDA. The Company defines Cash Earnings as OIBDA further adjusted to exclude the amortization of non-cash deferred gains and amounts attributable to its minority partner in SEA-Vista as well as the gain or loss associated with marking-to-market securities held for investment, accrued net cash expense associated with interest on debt obligations, and the Company’s estimate of cash taxes. Other companies may calculate OIBDA and Cash Earnings differently than the Company, which may limit their usefulness as comparative measures. In addition, each of these measures does not necessarily represent funds available for discretionary use and are not measures of the Company’s ability to fund its cash needs. OIBDA and Cash Earnings are each financial metrics used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to Company officers and other shore-based employees; and (iii) to compare to the OIBDA and Cash Earnings of other companies when evaluating potential acquisitions. In addition, the Company believes Cash Earnings is meaningful to investors because it assists in evaluating the Company’s results of operations and net cash generated by business activities across previous and subsequent accounting periods and to better understand the long-term performance of the Company. The Company views OIBDA and Cash Earnings as measures of operating performance not liquidity.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation from or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP.
The following tables reconcile these non-GAAP measures to their most closely comparable U.S. GAAP measures (amounts in thousands, except per share data).

	Three Months Ended March 31,
	2020	2019
U.S. GAAP Measures
Net Income Attributable to Stockholders	$1,467	$7,733
Diluted Earnings Per Common Share(1)	$0.07	$0.41

Reconciliation of non-GAAP Financial Measures
Operating Income (U.S. GAAP)	$(98)	$18,968
(+) Depreciation and amortization	17,729	17,136
OIBDA(2)	17,631	36,104
(–) Amortization of deferred gains(3)	(331)	(331)
(–) OIBDA attributable to noncontrolling interests	—	(9,108)
(–) Cash interest paid, net(4)	142	(912)
(–) Income tax obligation	(245)	(2,080)
(+/–) Marketable security gains (losses), net	(104)	3,068
Cash Earnings (proxy for cash earned)	$17,093	$26,741
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1.Includes diluted earnings per common share of $0.12 for the three months ended March 31, 2019, related to marking-to-market the Company’s marketable security portfolio.
2.All references to OIBDA in this release are calculated in the same manner.
3.Included in gains on asset dispositions.
4.Amount is net of interest income, excludes capitalized interest, and is net of our partner’s portion of SEA-Vista net interest expense of $0.5 million for the three months ended March 31, 2019.

SEACOR HOLDINGS INC.
FLEET COUNTS
(unaudited)

	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019
Ocean Transportation & Logistics Services
Bulk Transportation Services:
Petroleum and chemical carriers - U.S.-flag	9	9	9	9	9
Bulk carriers - U.S.-flag	2	2	2	2	2
Port & Infrastructure Services:
Harbor tugs - U.S.-flag	25	24	24	24	24
Harbor tugs - Foreign-flag	8	8	8	8	8
Offshore tug - U.S.-flag	1	1	1	1	1
Ocean liquid tank barges - U.S.-flag	5	5	5	5	5
Ocean liquid tank barges - Foreign-flag	1	1	1	1	1
Specialty vessels - Foreign-flag(1)	2	2	2	2	1
Logistics Services:
PCTC(2) - U.S.-flag	4	4	4	4	4
Short-sea container/RORO(3) vessels - Foreign-flag	8	8	8	9	9
RORO(3) & deck barges - U.S.-flag	7	7	7	7	7
Rail ferries - Foreign-flag	2	2	2	2	2
	74	73	73	74	73

Inland Transportation & Logistics Services
Bulk Transportation Services:
Dry-cargo barges	1,372	1,372	1,375	1,372	1,374
Liquid tank barges	20	20	20	20	20
Specialty barges(4)	5	5	5	5	5
Towboats:
4,000 hp - 6,600 hp	19	19	18	18	18
3,300 hp - 3,900 hp	3	3	3	3	3
Less than 3,300 hp	2	2	2	2	2
Port & Infrastructure Services:
Harbor boats:
1,100 hp - 2,000 hp	18	18	18	18	18
Less than 1,100 hp	6	6	6	6	6
Logistics Services:
Dry-cargo barges	35	35	32	35	33
Towboats:
Less than 3,300 hp	1	1	—	—	—
	1,481	1,481	1,479	1,479	1,479
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5.One line handling vessel and one crew transportation vessel.
6.Pure Car/Truck Carrier.
7.Roll On/Roll Off.
8.Includes non-certificated 10,000 and 30,000 barrel inland river liquid tank barges.